Exhibit 99.1

May 31, 2011

NEWS RELEASE

NEVADA EXPLORATION UPDATE

NEW ENCOURAGING RESULTS

AT LIMO & GOLD BAR

Toronto, Ontario (May 31, 2011) US GOLD CORPORATION (NYSE:UXG - TSX:UXG) is pleased to announce that recent drilling in Nevada has returned encouraging results. At Cadillac, thirteen holes have been completed since the last exploration update on January 11th. Long intervals of gold mineralization were encountered, the best results are: 2.56 gpt (grams per tonne) gold over 82.3 m (meters) including 7.17 gpt gold over 12.2 m, 3.27 gpt gold over 16.8 m, 1.33 gpt gold over 32.0 m, and 0.70 gpt gold over 102.1 m.

Limo — Cadillac Discovery Area

US Gold geologists continue to be excited by the recent results because:

1) Drilling consistently intercepted long intervals of gold mineralization over a significant area;

2) The potential boundaries of the new discovery extend for 700 meters (2,300 feet) along strike; and

3) All the mineralization discovered to-date appears to be oxidized and leaches well in preliminary tests.

Drilling continued to expand the size of Cadillac, where most of the recent holes completed on the project are located. Mineralization was extended and now covers an area of approximately 250 x 250 meters (820 x 820 feet) (see Figure 1,2 & 3). More drilling is planned.

A new zone of gold mineralization was discovered 600 meters (2,000 feet) northeast along the mineralized trend. Drilling encountered the highest assay grades at Cadillac, returning 7.17 gpt gold over 12.2 m, 6.40 gpt gold over 6.1 m, and 5.36 gpt gold over 3.0 m in holes LB114, LB104 and LB105 respectively (see Figure 4).

Gold was found in all thirteen of the recent holes at Cadillac, assay results are summarized below:

(opt = Troy ounces per short ton, gpt = grams per metric tonne. True widths of intercepts are unknown.)

Assay Values for Limo Project — Cadillac Area

Hole #	Gold	Length	From	Gold	Length	From
	(opt)	(feet)	(feet)	(gpt)	(meters)	(meters)
LB81	0.019	10	545	0.66	3.0	166
and	0.020	60	825	0.69	18.3	251
LB82	0.021	210	410	0.72	64.0	125
incl	0.034	35	430	1.18	10.7	131
LB83	0.029	30	535	0.99	9.1	163
and	0.036	40	705	1.22	12.2	215
and	0.020	335	875	0.70	102.1	267
incl	0.043	20	910	1.49	6.1	277
incl	0.066	10	1045	2.27	3.0	319
incl	0.048	10	1115	1.66	3.0	340
LB84	0.014	50	645	0.47	15.2	197
and	0.039	105	720	1.33	32.0	219
LB85	0.022	35	800	0.77	10.7	268
and	0.020	130	880	0.68	39.6	268
incl	0.051	15	880	1.75	4.6	268
and	0.015	60	1035	0.50	18.3	315
LB91	0.025	10	445	0.86	3.0	136
and	0.014	20	685	0.49	6.1	209
LB97	0.042	5	510	1.45	1.5	155
LB100	0.018	15	930	0.63	4.6	283
LB102	0.030	15	620	1.02	4.6	189
and	0.015	20	775	0.51	6.1	236
and	0.027	15	885	0.92	4.6	270
incl	0.061	5	895	2.08	1.5	273
LB104	0.025	10	465	0.86	3.0	142
and	0.013	40	495	0.46	12.2	151
and	0.017	15	565	0.59	4.6	172
and	0.095	55	695	3.27	16.8	212
incl	0.187	20	720	6.40	6.1	219
LB105	0.078	25	760	2.67	7.6	232
incl	0.156	10	775	5.36	3.0	236
and	0.027	30	810	0.93	9.1	247
incl	0.116	5	835	3.99	1.5	255
and	0.058	25	875	1.99	7.6	267
incl	0.101	5	875	3.46	1.5	267
LB109	0.041	25	350	1.41	7.6	107
and	0.025	20	410	0.86	6.1	125
LB114	0.075	270	670	2.56	82.3	204
incl	0.280	15	705	9.61	4.6	215
incl	0.120	10	750	4.11	3.0	230
incl	0.209	40	880	7.17	12.2	268
incl	0.188	5	935	6.43	1.5	285

Limo — Continental

Mineralization previously reported on December 6th, 2010 at Continental was extended down-dip with two mineralized holes. This mineralization lies within an east-northeast trending vein hosted by limestone. Results suggest that the mineralized vein is a relatively high-grade but limited in extent. A total of thirteen shallow holes were drilled, with two returning significant results show below. No further drilling is immediately planned.

Hole #	Silver	Gold	Length	From	Silver	Gold	Length	From
	(opt)	(opt)	(feet)	(feet)	(gpt)	(gpt)	(meters)	(meters)
LB87	6.5	0.040	25	45.0	222	1.28	7.6	13.7
LB103	14.1	0.040	7.5	37.5	485	1.39	2.3	11.4

Gold Bar Project — New Taurus Discovery

A new zone of gold mineralization has been discovered at the Taurus prospect, located 2.5 kilometers (1.5 miles) east of the main Gold Bar resource area. These results are encouraging because they occur at surface and in close proximity to the Gold Bar Project, where a production pre-feasibility study is currently underway. The strike and dip-extent of the structure is not yet known. Additional drilling is being planned. Highlights from three angled holes drilled from the same location are shown below, assays are currently pending for eight additional holes:

Hole #	Gold	Length	From	Gold	Length	From
	(opt)	(feet)	(feet)	(gpt)	(meters)	(meters)
GB175	0.028	70	0	0.95	21.3	0
incl	0.087	5	22.5	3.00	1.5	6.9
incl	0.069	10	55	2.37	3.0	16.8
GB176	0.034	67.5	0	1.17	20.6	0
incl	0.052	12.5	5	1.78	3.8	1.5
GB177	0.042	25	0	1.44	7.6	0
incl	0.086	5	5	2.97	1.5	1.5

Gold Bar — Pre-feasibility Update

US Gold is pleased to report that SRK Consulting is progressing well with the pre-feasibility study on the Gold Bar Project and expects to deliver their report in September 2011.

ABOUT US GOLD  (www.usgold.com)

US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015. US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production. US Gold has a strong treasury with approximately $108 million in cash and gold and silver bullion. The Company’s shares are listed on the New York (NYSE) and the Toronto Stock Exchange (TSX) under the symbol UXG, trading 1.6 million shares daily during the past twelve months. US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF.

QUALIFIED PERSON

Disclosure for Nevada projects:  This news release has been prepared, reviewed and approved by Robert L. Kastelic, CPG, US Gold’s Senior Consulting Geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of mineral exploration undertaken by the company at its Nevada exploration properties. Holes drilled by reverse circulation were sampled on 5-ft intervals.  Core from diamond drill holes was split and sampled on intervals from 1 to 5 feet in length.  All gold assays are uncut, with analyses conducted by ALS Chemex and Inspectorate Laboratories utilizing a 30-gram fire assay charge with an AA finish. Samples returning greater than 10 ppm gold were re-analyzed using gravimetric fire assay. Silver analyses were conducted by Inspectorate Laboratories utilizing a 30-gram fire assay charge with a gravimetric finish.  Quality assurance/quality control is assured by inserting standards and blanks every 40th sample and check assays sent to a second lab every 20th sample.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends”,”anticipates”,”believes”,”expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

U.S. investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of the potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves.”

This press release also contains information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

For further information contact:

Stefan M. Spears Vice President, Projects Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com